UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2018

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2018, the Board of Directors of The Southern Company (the “Company”) elected two new directors, Dr. Janaki Akella and Anthony F. Earley, Jr., effective January 2, 2019. Dr. Akella was named a member of the Operations, Environmental and Safety Committee and the Business Security Subcommittee and Mr. Earley was named a member of the Operations, Environmental and Safety Committee and the Compensation and Management Succession Committee, in each case effective January 2, 2019.
Dr. Akella has served as Business Leader, Digital Transformations at Google LLC since 2017. From 1999 to 2016, she served in various positions with McKinsey & Company, including as a Principal.
Mr. Earley was the Executive Chairman of PG&E Corporation from March 2017 until his retirement in December 2017. From September 2011 until February 2017, he served as the Chairman, Chief Executive Officer and President of PG&E Corporation. Mr. Earley is also a director of Ford Motor Company.
No arrangement or understanding exists between Dr. Akella or Mr. Earley and any other persons pursuant to which they were selected as directors. Dr. Akella and Mr. Earley will each participate in the Company’s standard non-employee director cash and equity compensation program as more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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